                                                                       EXHIBIT 2


        MEMORANDUM that Layfayette Services Limited ("Layfayette") whose registered office is at Room 304, Arion Commercial Centre, 2-12 Queen's Road West, Hong Kong. and Team Plus Advertising Company Limited is at Unit 503A Tower 2, Cheung Sha Wan Plaza, 833 Cheung Sha Wan Road, Hong Kong ("Team Plus") has on various occasions before the date hereof agreed that:-


(1) Layfayette sells the Property (mentioned in appendix I) at the open market price of HK$13,500,000.00 (US$1,741,935.48) to Team Plus (the market price);

(2) in consideration of the Property sold to Team Plus, Team Plus shall take up all the shares issued by Expert Fame Limited (i.e. 2 shares), and in result of taking up the mortgage loan liability with Union Bank Hong Kong Limited of HK$19,462,807. (US$2,511,329.94) (Mortgage loan balances);

(3) upon the satisfactory performance of Team Plus taking up the Expert Fame Limited's 2 shares, Layfayette shall also pay the shortfall in respect of the difference between the said Market Price and Mortgage Loan Balances by means of issuing a promissory note (the "Promissory Note") which is amounted to HK$5,962,807.00 (US$769,394.45) in favour of Team Plus payable 3 years from the date of the Promissory Note with interest at the rate of 5% per annum in the form as specified in the Schedule II hereto; and

(4) Team Plus shall accept this payment of the shortfall by Layfayette by means of the said Promissory Note on the conditions that Layfayette's holding company China Pacific, Inc., a listed company in Nasdaq (Symbol "CHNA") ("China Pacific") executing at the same time a guarantee in favour of Team Plus for Layfayette's payment liabilities under the Promissory Notes if Layfayette unable repay the Note on demand by Team Plus.


                              Schedule I - Property

Room 3602, 36/F, Apartment Tower, Western Side, Conventional Plaza, 1 Harbour Road, Wanchai, Hong Kong.


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


                                   Schedule II
                                 PROMISSORY NOTE

Date: December 31, 1998

PRINCIPAL SUM:    HONG KONG DOLLARS FIVE MILLION NINE HUNDRED SIXTY TWO THOUSAND
                  AND EIGHT HUNDRED AND SEVEN ONLY (HK$5,962,807) ("the
                  Principal Sum")

IN FAVOUR OF:     TEAM PLUS ADVERTISING LIMITED ("the Company")


        For value received, we Layfayette Services Limited whose registered office is situate at P.O. Box 957, Offshore Incorporation Centre, Road Town, Tortola, British Virgin Islands hereby unconditionally and irrevocably covenant and promise to pay at our correspondence address in Hong Kong three years from the date of this Promissory Note to the Company or order the Principal Sum together with interest calculated at the rate of 5% per annum on the Principal Sum. This promissory Note shall be governed by and construed in accordance with the laws of Hong Kong.


        EXECUTED as a Deed by Layfayette Services Limited on the first above appearing.


SEALED with the Common Seal         )
                                                          )
Of Layfayette Service Limited       )
                                                          )
And signed by                                      )
Thomas Tong                                        )
                                                          )
its director(s)                                    )
in the presence of:-                               )


        IN WITNESS whereof the parties executed this Memorandum the December 31, 1998.

SIGNED BY CHAN WAI TO its director  )
For and on behalf of TEAM PLUS             )
ADVERTISING COMPANY LIMITED         )
                                                          )
in the presence of:-                                      )



SIGNED BY THOMAS TONG its director  )
For and on behalf of                               )
LAYFAYETTE SERVICES LIMITED                )
                                                   )
in the presence of:-                                      )
                                                                 )

        MEMORANDUM that China Pacific Capital Limited ("CPCL") whose registered office is at Room 304, Arion Commercial Centre, 2-12 Queen's Road West, Hong Kong, and Team Plus Advertising Company Limited is at Unit 503A Tower 2, Cheung Sha Wan Plaza, 833 Cheung Sha Wan Road, Hong Kong ("Team Plus") has on various occasions before the date hereof agreed that:-


(5) CPCL sells the Property (mentioned in appendix I) at the open market price of HK$14,000,000.00 (US$1,806,451.61) to Team Plus (the market price);

(6) in consideration of the Property sold to Team Plus, Team Plus shall take up all the shares issued by Powerich Property Limited (i.e. 2 shares), and in result of taking up the mortgage loan liability with Union Bank Hong Kong Limited of HK$20,304,350. (US$2,619,916.13) (Mortgage loan balances);

(7) upon the satisfactory performance of Team Plus taking up the Expert Fame Limited's 2 shares, CPCL shall also pay the shortfall in respect of the difference between the said Market Price and Mortgage Loan Balances by means of issuing a promissory note (the "Promissory Note") which is amounted to HK$6,304,350.00 (US$813,464.52) in favour of Team Plus payable 3 years from the date of the Promissory Note with interest at the rate of 5% per annum in the form as specified in the Schedule II hereto; and

(8) Team Plus shall accept this payment of the shortfall by CPCL by means of the said Promissory Note on the conditions that CPCL's holding company China Pacific, Inc., a listed company in Nasdaq (Symbol "CHNA") ("China Pacific") executing at the same time a guarantee in favour of Team Plus for CPCL's payment liabilities under the Promissory Notes if CPCL unable repay the Note on demand by Team Plus.

                              Schedule I - Property

Room 3902, 39/F, Apartment Tower, Western Side, Conventional Plaza, 1 Harbour Road, Wanchai, Hong Kong.

                                   Schedule II
                                 PROMISSORY NOTE

Date: December 31, 1998

PRINCIPAL SUM:     HONG KONG DOLLARS SIX MILLION THREE HUNDRED AND FOUR THOUSAND
                   AND THREE HUNDRED FIFTY ONLY (HK$6,304,350.00) ("the
                   Principal Sum")

IN FAVOUR OF:      TEAM PLUS ADVERTISING LIMITED ("the Company")


        For value received, we China Pacific Capital Limited whose registered office is situate at P.O. Box 957, Offshore Incorporation Centre, Road Town, Tortola, British Virgin Islands hereby unconditionally and irrevocably covenant and promise to pay at our correspondence address in Hong Kong three years from the date of this Promissory Note to the Company or order the Principal Sum together with interest calculated at the rate of 5% per annum on the Principal Sum. This promissory Note shall be governed by and construed in accordance with the laws of Hong Kong.


        EXECUTED as a Deed by China Pacific Capital Limited on the first above appearing.

SEALED with the Common Seal         )
                                                          )
Of China Pacific Capital Limited    )
                                                          )
And signed by                                      )
Thomas Tong                                        )
                                                          )
its director(s)                                    )
in the presence of:-                               )



        IN WITNESS whereof the parties executed this Memorandum the December 31, 1998.


SIGNED BY CHAN WAI TO its director  )
For and on behalf of TEAM PLUS              )
ADVERTISING COMPANY LIMITED         )
                                                          )
in the presence of:-                                      )



SIGNED BY THOMAS TONG its director  )
For and on behalf of                               )
CHINA PACIFIC CAPITAL LIMITED               )
                                                   )
in the presence of:-                                      )